As filed with the Securities and Exchange Commission on May 30, 2001

Registration No. 333-55460

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PODS, INC.

(Exact name of registrant as specified in its charter)

Florida	4214	59-3589361

(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number	(I.R.S. Employer Identification Number)

Peter S. Warhurst, President
PODS, Inc.
6061 45th Street North
St. Petersburg, FL 33714
(727) 528-6300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Philip M. Shasteen, Esquire
Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
100 North Tampa Street, Suite 1800
Tampa, FL 33602-5145
(813) 225-2500

     PODS, Inc. has terminated this offering and this amendment is filed to deregister the unsold 12% Series A Subordinated Convertible Debentures covered by this Registration Statement.

TABLE OF CONTENTS

Item 27. Exhibits.
SIGNATURES
EXHIBIT INDEX

     PODS, Inc. has terminated the offering of 12% Series A Subordinated Convertible Debentures (“Debentures”) unsold at the close of business on November 25, 2002. The Registrant’s Registration Statement (the “Registration Statement”) on Form SB-2 (SEC File No. 333-55460) registered $10,000,000 in principal amount of Debentures. As of the close of business on November 25, 2002, $975,000 in principal amount of Debentures had not been sold. Pursuant to the Registrant’s undertakings set forth in the Registration Statement, $975,000 in principal amount of Debentures that remain unsold are hereby deregistered.

Item 27. Exhibits.

     The following is a complete list of the exhibits filed or incorporated by reference as part of this Post-Effective Amendment No. 1:

Exhibit No.	Description

24.1(+)	Power of Attorney (included in the signature page of the registration statement)

(+) Previously filed.

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SIGNATURES

     In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the 25th day of November, 2002.

PODS, INC.

By: /s/ Peter S. Warhurst

Peter S. Warhurst, President, Chief Executive Officer and Chairman of the Board

     In accordance with the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter S. Warhurst Peter S. Warhurst	President, Chief Executive Officer and Chairman of the Board	November 25, 2002

/s/ Thomas M. Calcaterra Thomas M. Calcaterra	Chief Financial Officer	November 25, 2002

/s/ Philip Doganiero Philip Doganiero	Director	November 25, 2002

/s/ Scott Spencer Scott Spencer	Director	November 25, 2002

/s/ W. Keith Schilit W. Keith Schilit	Director	November 25, 2002

*By: /s/ Thomas M Calcaterra Thomas M. Calcaterra, Attorney-in-Fact		November 25, 2002

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EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

24.1	Power of Attorney (included in the signature page of the registration statement)	(+)

(+) Previously filed.

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